Exhibit 23.2

CONSENTS OF DELOITTE & TOUCHE LLP

The accompanying financial statements give effect to a 1.74 million-for-one split for the common stock of Lorillard, Inc. (a wholly-owned subsidiary of Loews Corporation) (the “Company”), which will take place prior to the effective date of the registration statement. The following consent is in the form which will be furnished by Deloitte & Touche LLP, an independent registered public accounting firm, upon completion of the 1.74 million-for-one split of the common stock of the Company, described in Note 12 to the consolidated financial statements and assuming that from February 26, 2008 to the date of such completion no other material events have occurred that would affect the accompanying financial statements or disclosure therein.

/s/    DELOITTE & TOUCHE LLP

Raleigh, North Carolina

March 25, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-149051 on Form S-4/A of our report on the consolidated financial statements and consolidated financial statement schedule of Lorillard, Inc. and subsidiaries (a wholly-owned subsidiary of Loews Corporation) dated February 26, 2008, except for Note 12, as to which the date is             , 2008, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the change in methods of accounting for income tax contingencies in 2007 and defined benefit pension and postretirement plans in 2006), appearing in the Information Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Information Statement/Prospectus.

Raleigh, North Carolina

March 25, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-149051 on Form S-4/A of our reports dated February 26, 2008, relating to the consolidated financial statements and financial statement schedules of Loews Corporation and its subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for defined benefit pension and other postretirement plans in 2006 as described in Note 1) and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

March 25, 2008